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                                                                    Exhibit 23.1



                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-70879) pertaining to the Dal-Tile International Inc. 1990 Stock Option Plan (As Amended and Restated) of our report dated February 10, 1999 with respect to the consolidated financial statements and schedule of Dal-Tile International Inc. included in the Annual Report (Form 10-K) for the year ended January 1, 1999.



                                                               ERNST & YOUNG LLP


Dallas, Texas
March 15, 1999